UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 3, 2019

Fiserv, Inc.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of Principal Executive Offices, Including Zip Code)
(262) 879-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

First Data Acquisition

On July 29, 2019, Fiserv, Inc. (the "Company") completed the acquisition of First Data Corporation ("First Data"). First Data's results of operations and financial position will be included in the consolidated results of the Company from and after the date of acquisition.

Supplemental Financial Information

The Company is providing additional information regarding its operating performance in light of the significance of the acquisition. The purpose of the schedules included in Exhibit 99.1 is to recalculate certain non-GAAP measures of the Company's historical financial performance on a combined company basis for the first and second quarters in 2019, each of the quarters in 2018 and for the full year 2018. The schedules have been prepared by making certain adjustments to the sum of the Company's and First Data's historical financial information. The adjustments are discussed in the notes to the schedules.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Combined company supplemental financial information (furnished pursuant to Item 2.02 of this Current Report on Form 8-K)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date:	October 3, 2019	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer